EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-3 of our report dated March 8, 1999 (April 15, 1999 as to Note 12), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP




New York, New York
April 22, 1999












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